UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2007

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

TEXAS	0-11453	75-1458323
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1301 CAPITAL OF TEXAS HIGHWAY

SUITE C-300

AUSTIN, TEXAS 78746

(Address of Principal Executive Offices, Zip Code)

(512) 328-0888

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

This Form 8-K/A is being filed to amend Item 9.01 of the Current Report on Form 8-K filed by American Physicians Service Group, Inc. (“APS”) on April 4, 2007, disclosing that APS had completed the acquisition of American Physicians Insurance Exchange on April 1, 2007. This amendment is being filed to provide the audited historical financial statements of the businesses acquired as required by Item 9.01(a) of Form 8-K and the unaudited pro forma financial information required by Item 9.01(b) of Form 8-K, which financial statements and information were not included in the Form 8-K filed on April 4, 2007.

ITEM 9.01	Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired. The audited balance sheets of American Physicians Insurance Exchange as of December 31, 2006 and 2005 and the related statements of income, members’ equity and cash flows for each of the three years in the period ended December 31, 2006, are filed as Exhibit 99.1 to this report and incorporated by reference into this Item 9.01(a).

The unaudited financial statements of American Physicians Insurance Exchange as of March 31, 2007 and December 31, 2006 and for the three months ended March 31, 2007 and 2006 are filed as Exhibit 99.2 to this report and incorporated by reference into this Item 9.01(a).

(b)          Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial information of APS as of and for the year ended December 31, 2006 and the three months ended March 31, 2007 and 2006 is filed as Exhibit 99.3 to this report and incorporated by reference into this Item 9.01(b).

(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP.

99.1

Audited balance sheets of American Physicians Insurance Exchange as of December 31, 2006 and 2005 and the related statements of income, members’ equity and cash flows for each of the three years in the period ended December 31, 2006.

99.2	Unaudited financial statements of American Physicians Insurance Exchange as of March 31, 2007 and December 31, 2006 and for the three months ended March 31, 2007 and 2006.

99.3

Unaudited pro forma condensed consolidated financial information of American Physicians Service Group, Inc. as of and for the year ended December 31, 2006 and the three months ended March 31, 2007 and 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2007	American Physicians Service Group, Inc.

Signed: /s William H. Hayes
Name: William H. Hayes
Title:Senior Vice President – Finance